UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2023

North Atlantic Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39923	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl.

New York, NY 10105

(212) 370-1300

(Address of principal executive offices, including zip code)

+353 1 567 6959

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	NAACU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	NAAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	NAACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 25, 2023, North Atlantic Acquisition Corporation (the “Company”) issued a press release announcing that it has cancelled its 2022 annual general meeting of shareholders that was previously scheduled for 4:00 PM Eastern time on January 25, 2023, and that, due to the Company’s inability to consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association, as amended (the “Charter”), the Company intends to dissolve and liquidate in accordance with the provisions of its the Charter and will redeem all of the outstanding ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.13.

As of the close of business on January 26, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after January 26, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH ATLANTIC ACQUISITION CORPORATION

Date: January 25, 2023	By:	/s/ Gary Quin
	Name:	Gary Quin
	Title:	Chief Executive Officer